As filed with the Securities and Exchange Commission on August 23, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPX TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	88-3567996
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

6325 Ardrey Kell Road, Suite 400

Charlotte, North Carolina 28277

(Address and telephone number of Registrant’s principal executive offices)

SPX RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN

(Full title of the plans)

John W. Nurkin

Vice President, General Counsel and Secretary

6325 Ardrey Kell Road, Suite 400

Charlotte, NC 28277

(980) 474-3700

(Name, address and telephone number of agent for service)

Copies to:

Doreen E. Lilienfeld

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

(212) 848-7171

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.            ☐

EXPLANATORY NOTE

SPX Technologies, Inc., a Delaware corporation (the “Registrant”), is filing this registration statement on Form S-8 (this “Registration Statement”) pursuant to, and in accordance with, General Instruction E of Form S-8 to register additional value for the issuance of shares of the Registrant pursuant to the SPX Retirement Savings and Stock Ownership Plan (the “Plan”).

SPX Corporation (“SPXC”) has earlier filed registration statements on Form S-8 (File Nos. 333-186817, 333-139351, 333-106897, 333-69252, 333-70245 and 333-29843) with the Securities and Exchange Commission (the “Commission”) on February 22, 2013, December 14, 2006, July 9, 2003, September 10, 2001, January 7, 1999, and June 23, 1997, respectively, each relating to the Plan (together, the “Earlier Registration Statements”). The Registrant subsequently filed post-effective amendments to the Earlier Registration Statements on Form S-8 as the successor issuer to SPXC in connection with the reorganization of SPXC into a new holding company structure.

In accordance with General Instruction E of Form S-8, the contents of the Earlier Registration Statements are hereby incorporated by reference. Only those items of this Registration Statement containing new information not contained in the Earlier Registration Statements are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference to this Registration Statement:

(a)	SPXC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 25, 2022, including portions of the Definitive Proxy Statement on Schedule 14A specifically incorporated by reference into the Form 10-K, filed with the Securities and Exchange Commission on March 29, 2022;

(b)	SPXC’s Annual Report on Form 11-K for the Retirement Plan for the fiscal year ended December 31, 2021, filed with the Commission on June 16, 2022;

(c)	SPXC’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, respectively;

(d)	Each of SPXC’s Current Reports on Form 8-K filed on February 23, 2022, May 4, 2022, May 11, 2022, August 5, 2022 and August 9, 2022; and

(e)	The Registrant’s Registration Statement on Form 8-K, including the description of the Registrant’s Common Stock contained in Exhibit 99.1 thereto, filed on August 15, 2022, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing or furnishing of such documents; provided, however, that information deemed to have been furnished and not filed shall not be deemed to be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 15, 2022).
4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 15, 2022).
5.1*	Opinion of Shearman & Sterling LLP.
23.1*	Consent of Shearman & Sterling LLP (contained in Exhibit 5.1).
23.2*	Consent of Deloitte & Touche LLP.
23.3*	Consent of Plante & Moran PLLC.
24.1*	Power of Attorney (contained on the signature page hereto).
107.1*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on August 23, 2022.

SPX TECHNOLOGIES, INC.
(Registrant)

By:	/s/ John W. Nurkin
Name:	John W. Nurkin
Title:	Vice President, General Counsel and Secretary

The Retirement Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on August 23, 2022.

SPX RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN

By:	SPX Retirement and Welfare Plan Administrative Committee

/s/ James E. Harris
Name:	James E. Harris
Title:	Vice President, Chief Financial Officer and Treasurer, SPX Technologies, Inc., and Member of the SPX Retirement and Welfare Plan Administrative Committee

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eugene J. Lowe, III and John W. Nurkin, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement and any amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities on August 23, 2022.

Signature	Title

/s/ Eugene J. Lowe, III
Eugene J. Lowe, III	President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ James E. Harris
James E. Harris	Chief Financial Officer, Vice President and Treasurer (Principal Financial Officer)

/s/ Michael A. Reilly
Michael A. Reilly	Chief Accounting Officer, Vice President of Finance and Corporate Controller (Principal Accounting Officer)

/s/ Patrick J. O’Leary
Patrick J. O’Leary	Director

/s/ Ricky D. Puckett
Ricky D. Puckett	Director

/s/ David A. Roberts
David A. Roberts	Director

/s/ Ruth G. Shaw
Ruth G. Shaw	Director

/s/ Robert B. Toth
Robert B. Toth	Director

/s/ Tina L. Utley
Tana L. Utley	Director

/s/ Meenal A. Sethna
Meenal A. Sethna	Director

/s/ Angel Shelton Willis
Angel Shelton Willis	Director